Exhibit 10.143

MUTUAL RELEASE AND TERMINATION AGREEMENT

THIS AGREEMENT made as of March 27, 2013 by and among CORONUS SOLAR INC. (“Coronus Solar”), CORONUS ENERGY CORP. (“Coronus Energy”), and BELECTRIC, INC. (“Belectric”).

WHEREAS:

A.
Pursuant to an agreement of purchase and sale, dated March 31, 2011, and amended as of August 15, 2012 (the “Amended Solar Power Systems Agreement”), by and among Coronus Solar, Coronus Energy, and Belectric, Coronus agreed to purchase from Belectric certain utility-scale, solar power systems;

B.
The parties hereto now desire to terminate the Amended Solar Power Systems Agreement, and wish to release each other from any and all claims that may have arisen under (or in connection with) the Amended Solar Power Systems Agreement, and have accordingly entered into this Agreement in order to evidence same;

NOW THEREFORE in consideration of the recitals, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
But for Section 2.3 of the Amended Solar Power Systems Agreement, Non-Refundability of Payment Shares, the Amended Solar Power Systems Agreement, together with any and all addenda thereto or amendments thereof, is hereby terminated, and of no further force or effect.

2.
Pursuant to Section 2.3 of the Amended Solar Power Systems Agreement, Non-Refundability of Payment Shares, ownership of the 1,097,400 of the Original Payment Shares currently owned and held by Belectric shall survive the execution of this Agreement by the parties hereto, and will continue to be owned and held, free and clear, by Belectric.

3.
The parties hereby mutually release each other, and each of their respective heirs, executors, administrators, successors and assigns, from and against any and all costs, damages, actions, proceedings, demands and/or claims whatsoever which either of the parties hereto now has or may hereafter have, against the other party hereto, by reason of, or in connection with, the Amended Solar Power Systems Agreement (and any and all addenda thereto or amendments thereof) and/or the termination thereof pursuant to the foregoing provisions hereof.

4.	This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

CORONUS SOLAR INC.
Jeff Thachuk

Per:
Signature Jeff Thachuk President

CORONUS ENERGY CORP.
Jeff Thachuk

Per:
Signature Jeff Thachuk President

BELECTRIC, INC.
Karl Markert

Per:
Signature Karl Markert President